UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
FEBRUARY 5, 2008

Date of Report (Date of earliest event reported)
SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-49602	77-0118518

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3120 SCOTT BLVD.
SUITE 130
SANTA CLARA, CALIFORNIA
95054

(Address of Principal Executive Offices) (Zip Code)
(408) 454-5100

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.
     On February 5, 2008, the registrant completed its stock repurchases under its up to $80 million stock repurchase program authorized by its board of directors in April 2007. With the completion of this repurchase program, the board of directors has authorized a new repurchase program covering the repurchase of up to an additional $80 million of common stock from time to time in the open market, in privately negotiated transactions, and otherwise. The number of shares purchased and the timing of purchases will be based on the level of cash balances, general business and market conditions, and other factors, including alternative investment opportunities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED
Date: February 7, 2008	By:	/s/ Russell J. Knittel
Russell J. Knittel
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Secretary